Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-86012 of AmerisourceBergen Corporation on Form S-8 of our report dated April 10, 2002, appearing in this Annual Report on Form 11-K of the PharMerica, Inc. 401(k) Profit Sharing Plan for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP
 Certified Public Accountants

Tampa, Florida
June 28, 2002